Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-231156) and Form S-8 (File Nos. 333-172145, 333-206050 and 33-256268) of Summit Hotel Properties, Inc. of our report dated January 14, 2022 relating to the financial statements of NewcrestImage Portfolio, which is filed as an exhibit to this Current Report on Form 8-K/A of Summit Hotel Properties, Inc.

/s/ Carr, Riggs & Ingram, L.L.C.

Metairie, Louisiana
March 11, 2022